EXHIBIT 10.2

CONSENT AND WAIVER AGREEMENT

(Subsequent Investors)

This CONSENT AND WAIVER AGREEMENT (this “Agreement”) is made and entered into as of this 16th day of April, 2008 among Vertical Communications, Inc., a Delaware corporation (the “Company”), and each of the undersigned holders (collectively, the “Stockholders”) of (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and warrants to purchase Common Stock (the “Warrants”) and (ii) the Company’s Series E Convertible Preferred Stock, par value $1.00 per share (the “Series E Preferred Stock”), each of whom are parties to any of the Prior Agreements (as such term is defined below) (such Stockholders holding a sufficient number of shares of Common Stock, Warrants and/or Series E Preferred Stock to take the actions provided for herein).

WHEREAS, the Company and the holders of the Company’s Series E Preferred Stock (the “Series E Preferred Stockholders”) are parties to that certain Amended and Restated Securities Purchase Agreement, dated as of December 1, 2006 (the “December 2006 Agreement”);

WHEREAS, the Company and the holders of the Company’s Common Stock (the “Common Stockholders”) are parties to that certain Stock Purchase Agreement, dated September 28, 2005 (the “2005 Agreement,” and together with the December 2006 Agreement, the “Prior Agreements”);

WHEREAS, the Company previously entered into that certain Securities Purchase Agreement, dated as of March 17, 2008 (the “Initial Closing Date”), with certain investors (the “Initial Investors”), relating to the issuance of certain Subordinated Convertible Promissory Notes (the “Initial Notes”) in an aggregate principal amount of $5,250,000 (the “2008 Agreement”);

WHEREAS, the Company desires to sell to certain additional investors (the “Subsequent Investors,” and together with the Initial Investors, the “Investors”) a number of additional Notes (the “Subsequent Notes,” and together with the Initial Notes, the “Notes”) on identical terms and conditions as contained in the 2008 Agreement pursuant to that certain Joinder Agreement, of even date herewith, by and among the Company and the Subsequent Investors listed therein (the “Joinder Agreement”);

WHEREAS, Section 1.6 of the 2008 Agreement provides that before the Company may sell any Subsequent Notes after the Initial Closing Date, the Company must offer each Initial Investor the right to purchase a Subsequent Note in a principal amount set forth in the 2008 Agreement (the “Special Purchase Right”);

WHEREAS, upon the occurrence of a Qualifying Investment (as defined in the Notes), (i) the Notes are convertible into shares of Section 5(a) Preferred Stock (as defined in the Notes), with the powers, designations, preferences and rights (the “Preferred Terms”) set forth on Exhibit B of the Notes, and (ii) the Company will issue to the Investors warrants to purchase Common Stock in substantially the form attached to the Notes as Exhibit A (the “2008 Warrants”), each in accordance with the terms of the 2008 Agreement and the Notes;

WHEREAS, if no Qualifying Investment has occurred on or before the Outside Date (as defined in the Notes), the Notes are convertible into shares of Section 5(b) Preferred Stock (as defined in the Notes) with the Preferred Terms set forth in Exhibit C of the Notes (the applicable series of preferred stock designated pursuant to the Notes is referred to herein as the “Series F Preferred Stock”);

WHEREAS, solely with respect to the issuance of the (i) the Notes (including, without limitation, the Initial Notes and any Subsequent Notes issued pursuant to the Special Purchase Right or a Qualifying Investment after the date hereof) (ii) the Series F Preferred Stock upon conversion of the Notes, (iii) the 2008 Warrants in connection with a Qualifying Investment (if applicable), (iv) the Common Stock upon conversion of the Series F Preferred Stock and (v) the Common Stock upon exercise of the 2008 Warrants (if applicable), the Series E Preferred Stockholders desire to waive (the “Series E Waiver”) the application and effect of (1) Section 5(d)(iv) [Adjustment of Series E Conversion Price Upon Issuance of Additional Shares of Common Stock] of the Certificate of Powers, Designations, Preferences and Rights of the Series E Preferred Stock (the “Series E Certificate of Designations”) and (2) Section 8(a) of each of the warrants issued pursuant to the December 2006 Agreement (collectively, the “December 2006 Warrants”);

WHEREAS, as contemplated in the Notes, upon a Conversion Event (as defined in the Notes), the Company will file a certificate of powers, designations and rights to designate the Series F Preferred Stock (the “Series F Certificate of Designations”) with the Secretary of State of Delaware;

WHEREAS, in connection with the 2008 Agreement, the Company desires to amend its Amended and Restated Certificate of Incorporation, as amended, to increase the number of shares of Common Stock the Company is authorized to issue from 250,000,000 shares to 750,000,000 shares (the “Charter Amendment”);

WHEREAS, the Company has amended its 2004 Stock Incentive Plan, as amended (the “Plan”) to increase the shares available for awards under the Plan to 80,000,000 shares of the Company’s Common Stock (the “Plan Amendment”); and

WHEREAS, the Stockholders desire to make certain consents, waivers and ratifications in connection with (i) the 2008 Agreement and the transactions contemplated thereby; (ii) the issuance of the Initial Notes to the Initial Investors; (iii) the issuance of the Subsequent Notes (including, without limitation, Subsequent Notes issued pursuant to the Special Purchase Right or a Qualifying Investment after the date hereof) to the Subsequent Investors; (iv) the terms of the Section 5(a) Preferred Stock and Section 5(b) Preferred Stock, as set forth in the Notes; (v) the Series E Waiver (vi) the filing of the Series F Certificate of Designations with the Secretary of State of Delaware; (vii) the issuance of the Series F Preferred Stock and, if applicable, the 2008 Warrants, upon conversion of the Notes; (viii) the Charter Amendment; and (ix) the Plan Amendment.

Consent and Waiver Agreement	2

NOW, THEREFORE, in consideration of the foregoing and the promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto consent and agree as follows:

1. Consents. Each undersigned Stockholder hereby consents to, ratifies and confirms (a) the 2008 Agreement and the transactions contemplated thereby; (b) the issuance of the Initial Notes to the Initial Investors; (c) the issuance of the Subsequent Notes to the Subsequent Investors (including, without limitation, Subsequent Notes issued pursuant to the Special Purchase Right or a Qualifying Investment after the date hereof); (d) the terms of the Section 5(a) Preferred Stock and Section 5(b) Preferred Stock, as set forth in the Notes; (e) the filing of the Series F Certificate of Designations with the Secretary of State of Delaware; (f) the issuance of the Series F Preferred Stock and, if applicable, the 2008 Warrants, upon conversion of the Notes; (g) the Charter Amendment and the transactions contemplated thereby; and (h) the Plan Amendment and the transactions contemplated thereby. Each Stockholder understands that his, her or its consent hereunder is irrevocable unless otherwise agreed to in writing by the Company.

2. Series E Waiver. Each undersigned Series E Preferred Stockholder, solely with respect to the issuance of (i) the Notes (including, without limitation, the Initial Notes and any Subsequent Notes issued pursuant to the Special Purchase Right or a Qualifying Investment after the date hereof), (ii) the Series F Preferred Stock upon conversion of the Notes, (iii) 2008 Warrants in connection with a Qualifying Investment (if applicable), (iv) the Common Stock upon conversion of the Series F Preferred Stock and (v) the Common Stock upon exercise of the 2008 Warrants (if applicable) on behalf of such Series E Preferred Stockholder and his, her or its representatives, successors and assigns hereby:

(a) waives the application and effect of Section 5(d)(iv) [Adjustment of Series E Conversion Price Upon Issuance of Additional Shares of Common Stock] of the Series E Certificate of Designations, and any rights, powers or preferences such Series E Preferred Stockholder may have thereunder;

(b) waives the application and effect of Section 8(a) [Adjustments to Warrant Price and Warrant Shares] of each December 2006 Warrant, and any rights such Series E Preferred Stockholder may have thereunder;

(c) understands that his, her or its waiver hereunder is irrevocable unless otherwise agreed to in writing by the Company; and

(d) acknowledges that, as a result of his, her or its waiver hereunder, the Series E Conversion Price (as defined in the Series E Certificate of Designations) and the Warrant Price (as defined in each December 2006 Warrant) shall not be adjusted as a result of the issuance of the Notes (including, without limitation, the Initial Notes and any Subsequent Notes issued pursuant to the Special Purchase Right or a Qualifying Investment after the date hereof), the Series F Preferred Stock and/or the 2008 Warrants (if applicable).

Consent and Waiver Agreement	3

3. Waiver of Provisions of December 2006 Agreements. Each undersigned Series E Preferred Stockholder that is a party to the December 2006 Agreement, on behalf of such Series E Preferred Stockholder hereby:

(a) hereby waives Section 3.1 [Right of First Refusal] of the December 2006 Agreement with respect to (i) the transactions contemplated by the 2008 Agreement and (ii) the issuance of any Subsequent Notes issued after the date hereof (including, without limitation, the issuance of Subsequent Notes pursuant to the Special Purchase Right or a Qualifying Investment);

(b) waives Sections 4.2 [Creation of Senior or Pari Passu Equity; Issuance of Equity Securities], 4.9 [Restrictions on Indebtedness], 4.13 [Adjustments to Warrants] and 4.14 [Credit Agreement] of the December 2006 Agreement, solely for the purposes of effecting the transactions contemplated by the 2008 Agreement;

(c) waives Sections 4.7 [Change to Charter/By-laws] and 4.10 [Change in Authorized Capital Stock] of the December 2006 Agreement, solely with respect to the Charter Amendment;

(d) agrees that any grant or issuance of awards under the Plan after the Plan Amendment is completed shall not be deemed to be “Additional Shares of Common Stock” as such term is defined in the Certificate of Powers, Designations, Preferences and Rights of the Series E Preferred Stock and the Warrants issued in connection with the December 2006 Agreement if such grant or issuance (i) complies with Section 4.12 [Issuance of Compensatory Equity Awards] of the December 2006 Agreement, and (ii) does not exceed the maximum number of shares available for awards under the Plan; and

(e) understands that his, her or its waiver and agreements hereunder are irrevocable unless otherwise agreed to in writing by the Company.

4. Waiver of Provisions of the 2005 Agreement. Each undersigned Common Stockholder that is a party to the 2005 Agreement on behalf of such Common Stockholder hereby:

(a) waives Sections 3.4 [Right of First Refusal] of the 2005 Agreement with respect to (i) the transactions contemplated by the 2008 Agreement, and (ii) the issuance of any Subsequent Notes issued after the date hereof (including, without limitation, the issuance of Subsequent Notes pursuant to the Special Purchase Right or a Qualifying Investment);

(b) waives 4.2 [Creation of Senior or Pari Passu Equity; Issuance of Equity Securities], 4.9 [Restrictions on Indebtedness] and 4.13 [Adjustments to Warrants] of the 2005 Agreement, solely for the purposes of effecting the transactions contemplated by the 2008 Agreement;

(c) waives Sections 4.7 [Change to Charter/By-laws] and 4.10 [Change in Authorized Capital Stock] solely with respect to the Charter Amendment; and

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(d) understands that his, her or its waiver hereunder is irrevocable unless otherwise agreed to in writing by the Company.

5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed via facsimile, which shall be deemed an original.

6. Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity or enforceability of any other provision and of the entire Agreement shall not be affected.

7. Enforceability. Upon execution of this Agreement by the undersigned Stockholders, the validity of any waiver, consent or amendment made hereunder shall be unaffected by the failure of any one or more stockholders of the Company to execute this Agreement.

8. Governing Law. This Agreement is made under, shall be governed by and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made and to be performed solely therein, without giving effect to principles or conflicts of laws.

9. Further Assurances. Following the date hereof, each party shall execute, deliver, acknowledge and file, or shall cause to be executed, acknowledged, delivered and filed, all such further instruments, certificates and other documents and shall take, or cause to be taken, such other actions as may reasonably be requested by any other party in order to carry out the provisions of this Agreement.

10. Confidentiality. Each undersigned Stockholder hereby agrees that, except as required by law, to hold in confidence the 2008 Agreement, this Agreement, all of the terms thereof and all of the transactions contemplated thereby and hereby until such time as the material terms thereof and hereof are publicly disclosed by the Company (which the Company agrees to do in compliance with applicable law).

[Signature pages follow]

Consent and Waiver Agreement	5

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

VERTICAL COMMUNICATIONS, INC.

By:	/s/ Kenneth M. Clinebell
Kenneth M. Clinebell
Chief Financial Officer and Secretary

STOCKHOLDERS:

PATHFINDER VENTURES IV, L.L.C.

By:	RRS Investments II, L.L.C., an
Arizona limited liability company

By:	Stolworthy Revocable Trust, its Manager

	By:	/s/ R. Randy Stolworthy
R. Randy Stolworthy, its Trustee

SPECIAL SITUATIONS FUND III QP, L.P.

By:	/s/ David Greenhouse
Name:	David Greenhouse
Title:	Managing Director

SPECIAL SITUATIONS FUND III, L.P.

By:	/s/ David Greenhouse
Name:	David Greenhouse
Title:	Managing Director

SPECIAL SITUATIONS CAYMAN FUND, L.P.

By:	/s/ David Greenhouse
Name:	David Greenhouse
Title:	Managing Director

SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

By:	/s/ David Greenhouse
Name:	David Greenhouse
Title:	Managing Director

SPECIAL SITUATIONS TECHNOLOGY FUND, L.P.

By:	/s/ David Greenhouse
Name:	David Greenhouse
Title:	Managing Director

SPECIAL SITUATIONS TECHNOLOGY FUND II, L.P.

By:	/s/ David Greenhouse
Name:	David Greenhouse
Title:	Managing Director

/s/ Claudio Chiuchiarelli
CLAUDIO CHIUCHIARELLI

/s/ Jacqueline Chiuchiarelli
JACQUELINE CHIUCHIARELLI